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                                                                    EXHIBIT 10.1



            RECEIVABLES PURCHASE AGREEMENT dated as of June 29, 2000 among World Kitchen, Inc., a Delaware corporation ("WKI"), General Housewares Corp., a Delaware corporation ("General Housewares"), Ekco Housewares, Inc., a Delaware corporation ("Ekco"); together with WKI and General Housewares, the "Sellers"), Borden, Inc. (the "Buyer") and WKI as servicer (in such capacity, the "Servicer").

            WHEREAS, each of the Sellers may from time to time sell, and the Buyer may at its option purchase, certain trade accounts receivables;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS

      1.1 "Approved Receivable" shall mean a Receivable that has been credit approved by the Buyer and is otherwise acceptable to the Buyer, as evidenced by the Buyer's written approval, as more fully described in Section 2.1 of this Agreement.

      1.2 "Assignment" shall mean an Assignment, substantially in the form of Exhibit A hereto, evidencing the sale, transfer and assignment to the Buyer of a Pool of Approved Receivables.

      1.3 "Banking Day" shall mean a day for dealings by and between banks, excluding Saturday, Sunday and any day which shall be a legal holiday in New York, New York and any other day on which banking institutions are authorized to close in New York, New York.

      1.4 "Collection Turn-Over Date" shall mean for each Approved Receivable purchased by the Buyer, the first Banking Day of each calendar week, commencing July 10, 2000.

      1.5 "Collections" shall mean, with respect to any Purchased Receivables, all cash collections and all other amounts at any time received or obtained with respect thereto or attributed or credited to payment thereof, including all proceeds.

      1.6 "Credit and Collection Policy" shall mean the Servicer's credit and collection policies and practices with respect to the Receivables as in effect on the date hereof.

      1.7 "Credit Risk" shall mean, with respect to any Purchased Receivable or portion thereof, the risk of loss resulting from a Customer's failure to pay such Receivable, other than any such nonpayment as a result of a Customer Dispute.

      1.8 "Customer" shall mean, with respect to any Receivable, the Person obligated to make payment of such Receivable.


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      1.9 "Customer Dispute" shall mean, with respect to any Receivable, any cause for nonpayment of such Receivable by a Customer obligated thereon as a result of the applicable Seller's actual or alleged performance or other matters affecting such Seller, including, without limitation, any alleged defense, offset or counterclaim, act of God, war, civil strife, currency restriction, change in law or governmental policy or foreign political impediment.

      1.10 "Cutoff Date" shall mean, with respect to any Purchased Receivables, the date identified as such in the related Assignment.

      1.11 "Deferred Purchase Price" shall have the meaning assigned to it in
Section 2.3(b).

      1.12 "Face Amount" shall mean, with respect to any Receivable, the dollar amount thereof shown on the schedule to the related Assignment.

      1.13 "Final Settlement Date" shall mean, with respect to a Pool of Purchased Receivables, the first Banking Day that is no less than 90 days after the Purchase Date of such Pool of Purchased Receivables.

      1.14 "First Purchase Date" shall have the meaning assigned to it in
Section 2.2.

      1.15 "Interest Period" shall mean the period commencing on June 30, 2000 and ending on the last Banking Day of the next calendar month, and thereafter the period beginning on the Banking Day following the end of the preceding Interest Period and ending on the last Banking Day of such calendar month.

      1.16 "Investment" of the Buyer on any date shall mean (i) with respect to the Receivables purchased on the First Purchase Date, $50,000,000 less the sum of (x) amounts applied in reduction of the Receivables purchased on the First Purchase Date as provided in Section 2.3(b) and (y) on the Final Settlement Date, a percentage of the then outstanding Face Amount of each such Purchased Receivable which the Buyer determines has not been paid as a result of Credit Risk equal to a fraction, the numerator of which is $50,000,000 and the denominator of which is the aggregate Face Amount of such Receivables on the First Purchase Date and (ii) with respect to any Receivables purchased thereafter, the amount paid for such Receivables on the Purchase Date therefor less the amounts described in clauses (x) and (y) above (but replacing the figure $50,000,000 with such amount paid).

      1.17 "LIBOR" shall mean for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Buyer from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.

      1.18 "Person" shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.


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      1.19 "Pool" shall mean (i) with respect to any Seller, (x) one or more
Receivables or Approved Receivables, as appropriate, that such Seller proposes to sell to the Buyer on a single Purchase Date or (y) one or more Purchased Receivables sold to the Buyer by such Seller on a single Purchase Date and identified in an Assignment of such Seller dated such date and (ii) with respect to all Sellers, the collective reference to the "Pools" of each Seller proposed to be sold, or sold, as appropriate, to the Buyer on a single Purchase Date.

      1.20 "Purchase Date" shall mean, with respect to any Pool of Approved Receivables, the Banking Day such Pool is purchased by the Buyer pursuant to the terms of this Agreement.

      1.21 "Purchase Price" shall mean, with respect to any Pool of Purchased Receivables the purchase price payable by the Buyer for such Pool of Purchased Receivables, calculated pursuant to Section 2.2 of this Agreement.

      1.22 "Purchased Receivables" shall mean any Approved Receivables purchased by the Buyer pursuant to this Agreement.

      1.23 "Receivables" shall mean (i) accounts arising from Sales, the proceeds thereof, and all instruments, contract rights, chattel paper, documents, insurance proceeds and general intangibles relating directly thereto and (ii) all security interests or liens and property from time to time purporting to secure payment of such Receivables, together with all financing statements signed by a Customer describing any collateral securing such Receivables, and all guarantees, insurance and other arrangements of whatever character from time to time supporting or securing payment of such Receivables, whether now existing or hereafter created.

      1.24 "Sales" shall mean the sale by a Seller of its inventory in the ordinary course of business to Customers in the United States of America.

            All terms that are used in this Agreement and that are defined in the Uniform Commercial Code as currently in effect in the State of New York (the "New York UCC") are used herein as defined in the New York UCC.

SECTION 2.  APPROVAL AND SALE; PURCHASE PRICE; COLLECTIONS

      2.1 Each Seller may submit to the Buyer for its review not more than three times and only during the period from the date hereof through December 31, 2000, a schedule identifying a Pool of Receivables, which schedule shall be in a form acceptable to the Buyer and shall include the adequate Face Amount of such Receivables, an aging of such Receivables and such other information with respect to such Receivables and such Customers as the Buyer may request. Upon receipt of such information, the Buyer will make such credit and other investigations as the Buyer deems appropriate in accordance with the Buyer's customary business practices. After the Buyer's completion of such investigations, the Buyer will advise such applicable Seller as to which Receivables, if any, in such Pool of Receivables are Approved Receivables. Each Seller understands that (i) the Buyer does not have any obligation to approve any Receivable or all or any portion of a Pool of Receivables, (ii) the Buyer may approve only a portion of a Pool of Receivables and (iii) any approval of a Receivable or a Pool of Receivables will be made by the Buyer in writing and shall be subject to the terms and conditions of such written approval.

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      2.2 Subject to the terms and conditions of this Agreement, on each
Purchase Date each Seller will sell, transfer and assign to the Buyer, without recourse to such Seller other than as provided in this Agreement, and the Buyer will purchase from such Seller, the Pool of Approved Receivables identified on
Schedule I to an Assignment that such Seller delivers to the Buyer on such Purchase Date. Upon the Buyer's receipt of such Assignment on such Purchase Date, the Buyer shall be the absolute owner of all of the Purchased Receivables identified in such Assignment. The Purchase Price of the Pool of Approved Receivables to be sold to the Buyer by all of the Sellers on June 30, 2000 (the "First Purchase Date") will be the sum of (i) $50,000,000, payable on the First Purchase Date by wire transfer of immediately available funds to an account that WKI designates to the Buyer in writing PLUS (ii), as a deferred purchase price, amounts retained by WKI on behalf of the Sellers pursuant to Section 2.3(b) hereof. On any Purchase Date thereafter, the Purchase Price of a Pool of Receivables shall be such amount as the applicable Sellers and the Buyer shall mutually agree.

      2.3 (a) Except as provided in Section 4.2 of this Agreement, the sale and purchase of Receivables contemplated by this Agreement shall be on a non-notification basis and the Buyer shall not notify any Customers without the Servicer's prior consent. The Servicer and, to the extent applicable each Seller, shall, as agent for the Buyer, in accordance with Section 4 of this Agreement, receive all Collections on the Purchased Receivables from the applicable Customers until its authority to do so is terminated pursuant to
Section 4.1 of this Agreement. Prior to any such termination, all Collections received by the Servicer or any Seller with respect to Purchased Receivables shall be held in trust for the Buyer.

            (b) With respect to the Receivables purchased by the Buyer on the First Purchase Date, the Servicer shall cause all Collections constituting collected funds with respect to any Purchased Receivable to be wire transferred to the Buyer on each Collection Turn-Over Date, until the Buyer shall have received the sum of (i) the Buyer's Investment plus (ii) a return for each day on which the Buyer's Investment is outstanding at a rate per annum equal to LIBOR plus 1.50% (computed on the basis of the actual number of days elapsed over a year of 360 days). It is expressly agreed that the Sellers shall have no liability to pay the Buyer's Investment or the Buyer's return on its Investment except to the extent provided in Section 3.3 and except that the Sellers and the Servicer shall be obligated to turn-over Collections as provided herein. Collections received by the Buyer shall be applied in reduction of the Purchased Receivables and shall be applied first to its return on Investment and then in reduction of its Investment. Thereafter, Collections shall be paid by the Servicer to the Sellers on behalf of the Buyer as a deferred purchase price (the "Deferred Purchase Price") for the Receivables purchased on the First Purchase Date.

            (c) With respect to the Receivables purchased by the Buyer on any subsequent Purchase Date, the Sellers and the Servicer shall cause all Collections constituting collected funds with respect to any Purchased Receivable to be wire transferred to the Buyer on each Collection Turn-Over Date, until such date as shall be mutually agreed among the Buyer and the selling Sellers.

            (d) Collections with respect to Purchased Receivables may be commingled with other collections of Receivables owned by the Sellers or the Servicer pending the transfer of such Collections to the Buyer.


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      2.4   It is the express intent of the parties to this Agreement that each assignment and conveyance of Purchased Receivables pursuant to this Agreement be construed as a true sale of such Purchased Receivables by the applicable Sellers to the Buyer. It is, further, not the intention of the parties to this Agreement that each such assignment and conveyance be deemed a grant of a security interest in the Purchased Receivables by the applicable Sellers to the Buyer to secure a debt or other obligation. However, in the event that any such assignment and conveyance of the Purchased Receivables hereunder is characterized by any court of competent jurisdiction as a loan rather than a sale, the Sellers shall be deemed hereunder to have granted to the Buyer, and hereby grant to the Buyer, a perfected first priority security interest in all of their respective right, title and interest in, to and under all of the Purchased Receivables, whether now or hereafter owned, existing or arising and wherever located. The Buyer shall have, with respect to the property described in this subsection 2.4, and in addition to all the other rights and remedies available to the Buyer under this Agreement and applicable law, any additional rights and remedies of a secured party under any applicable enactment of the Uniform Commercial Code.

      2.5 The sales, transfers, assignments and conveyances of Purchased Receivables contemplated herein do not constitute, and are not intended to result in a creation or assumption by the Buyer of any obligations of the Sellers or of any other Person in connection with the Purchased Receivables or any agreement or instrument relating thereto, including, without limitation, any obligation to any Customer.

      2.6 In connection with the foregoing conveyances, each Seller agrees to record and file on or prior to each related Purchase Date, at its own expense, UCC-1 financing statements (and thereafter continuation statements with respect to such financing statements when applicable) with respect to the Approved Receivables of such Seller to be purchased on such Purchase Date, meeting the requirements of applicable state law, in such manner and in such jurisdictions as are necessary to perfect the purchases of such Approved Receivables by the Buyer, to obtain oral confirmation of such filing on or prior to such related Purchase Date and to deliver file-stamped copies of such financing statements or other evidence of such filings within five (5) Banking Days after such related Purchase Date.

      2.7 In consideration of the Buyer's agreement to purchase Receivables hereunder on the First Purchase Date, the Sellers, jointly and severally, agree to pay to the Buyer an arrangement fee of $75,000. In consideration of the Servicer's agreement to service such Receivable, the Buyer agrees to pay to the Servicer a servicing fee of $25,000. Each such fee shall be payable on the First Purchase Date, shall be payable in immediately available funds and shall be non-refundable for any reason whatsoever.

SECTION 3. CREDIT RISK; REPURCHASE

      3.1 Except as hereinafter provided, the Buyer assumes the entire Credit Risk on all Purchased Receivables assigned to the Buyer under this Agreement. The Sellers assume the risk of nonpayment of Purchased Receivables where nonpayment results from any Customer Dispute.

      3.2 Without the Buyer's prior written consent, neither the Sellers nor the Servicer will vary the terms (including, without limitation, amount, maturity and the like) of, or grant any adjustment, refund or other indulgence with respect to, any Purchased Receivable. The Servicer

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will promptly notify the Buyer if any Purchased Receivable is not timely paid by the Customer, if the Servicer becomes aware of any Customer Dispute with respect to any such Receivable, or if the Servicer receives any information of any matter adversely affecting the value, enforceability or collectibility of any Purchased Receivable or of an adverse change in the financial condition of any Customer obligated on any Purchased Receivable. The Buyer shall use good faith efforts (but shall have no obligation) to cooperate and assist the Sellers and the Servicer in the adjustment of any Customer Dispute. The Servicer shall promptly notify the Buyer, upon accepting returns or granting allowances under the terms of any Purchased Receivable.

      3.3   In the event that the Buyer determines that a Purchased Receivable
(i) remains unpaid on the Final Settlement Date for such Purchased Receivable by reason of a Customer Dispute or is subject to a Customer Dispute at any other time; (ii) is subject to any change of terms after its Purchase Date without the Buyer's prior consent; (iii) is or becomes subject to a lien or security interest (other than in the Buyer's favor); or (iv) does not comply with each representation, warranty and covenant with respect to such Purchased Receivable set forth in this Agreement, the applicable Seller shall repurchase from the Buyer the relevant Purchased Receivable. The repurchase price of such Receivable shall be equal to the Face Amount thereof less any Collections the Buyer received on account of such Receivable and shall be paid to the Servicer for application in accordance with Section 2.3(b) or (c), as applicable. Any repurchase shall be without recourse or warranty of any kind by the Buyer other than a warranty that the Buyer has not diminished the title received from the applicable Seller. Amounts payable by the Seller hereunder may be set-off against the Buyer's obligation to pay the Deferred Purchase Price.

SECTION 4. SERVICING; NOTIFICATION

      4.1 The Buyer hereby appoints the Servicer to perform all services necessary to administer, service and collect the Purchased Receivables and remit Collections from such Purchased Receivables to the Buyer as described in Section
2.3 of this Agreement. With respect to such duties, the Servicer shall be acting as the Buyer's agent and shall be subject to the following conditions: (i) the Servicer shall exercise that degree of skill and care consistent with prudent industry standards with respect to the administration, servicing, collection and reporting of Receivables (both Purchased Receivables and non-purchased Receivables); (ii) the Servicer shall comply with all applicable state and federal laws and regulations in connection with performing such duties; (iii) the Servicer shall comply with the Credit and Collection Policy in connection with the administration, servicing, collection and reporting of Receivables (both Purchased Receivables and non-purchased Receivables), and shall deliver any written materials setting forth such Credit and Collection Policy to the Buyer upon its request; and (iv) without the Buyer's consent, the Servicer shall not take any action with respect to any Purchased Receivable that could impair the Buyer's rights therein or the enforceability, value or collectibility thereof. The Servicer understands that its authority to perform such duties (A) shall terminate automatically if the Servicer have called a meeting of creditors or ceased conducting business or upon the institution by or against the Servicer of any proceeding under any bankruptcy or insolvency laws or (B) shall terminate at the Buyer's option, if the Servicer breaches any representation, warranty or covenant or defaults in any of its obligations in this Agreement.

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      4.2   The Buyer shall have the right to directly communicate with any
Customer obligated on a Purchased Receivable (and, in the case of clauses (ii) or (iii) below, commence collection proceedings) (i) to obtain current information that concerns such Customer's financial condition and creditworthiness and that is not provided promptly by the Servicer to the Buyer after request; (ii) if any portion of such Customer's Purchased Receivables remains unpaid five days after the applicable Final Settlement Date; (iii) if the Seller of such Receivable or such Customer has called a meeting of its creditors or ceased conducting business or upon the institution by or against such Person of any proceeding under any bankruptcy or insolvency law; or (iv) if the Servicer or any Seller defaults in the payment as and when due and payable of any amount payable by such Person to the Buyer under this Agreement.

      4.3 The Buyer shall have the right to bring suit, in the Buyer's name, the Servicer's name or each Sellers' name, and generally have all other rights respecting Purchased Receivables which are past due solely and exclusively as a result of any Customer's financial inability, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Purchased Receivables and issue credits in the Buyer's name or any such Person's. The Buyer may endorse or sign the Buyer's name or any such Person's on any checks or other instruments with respect to Purchased Receivables or the goods covered thereby. Any and all returned, reclaimed or repossessed inventory and goods relating to Purchased Receivables shall be set aside by the receiving Seller, marked with the Buyer's name and held by such Seller in trust for the Buyer as owner, and for the Buyer's account. Further, each Seller shall promptly notify the Buyer of the receipt of all such inventory and goods by such Seller and, at the Buyer's direction, deliver the same to the Buyer or sell the same for the Buyer's account and remit the full proceeds to the Buyer.

      4.4 Each Seller and the Servicer agrees to make its records, files and books of account available to the Buyer on request, and to allow the Buyer and the Buyer's agents and representatives to visit such Person's premises during normal business hours to examine such records, files and books of account and to make copies or extracts thereof, and to allow the Buyer to conduct such examinations as the Buyer deem necessary.

      4.5 In connection with the sale and assignment of Purchased Receivables hereunder, each Seller agrees, at its own expense, on each Purchase Date, to indicate or cause to be indicated clearly and unambiguously in its accounting records and in the consolidated accounting records of WKI Holding Company, Inc. that such Purchased Receivables have been sold to the Buyer pursuant to this Agreement as of the applicable Purchase Date.

      4.6 Notwithstanding anything to the contrary, Collections which are received from any Customer who is an account debtor both with respect to Receivables that are Purchased Receivables and Receivables that are not Purchased Receivables and which are not identified to specific Receivables, shall first be applied to such Purchased Receivables until all such Purchased Receivables have been paid in full and thereafter to Receivables which are not Purchased Receivables, regardless of the respective dates such Receivables were originated and regardless of any notations on payment items.

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SECTION 5. INFORMATION

      5.1 The Servicer shall furnish the Buyer promptly upon request such reports and other information relating to Customers or the Purchased Receivables as the Buyer may from time to time reasonably request.

      5.2 For all Purchased Receivables which are past due solely and exclusively as a result of the Customer's financial inability and for which the Buyer has the Credit Risk, upon the Buyer's request, the applicable Seller shall provide the Buyer with each of the following: (i) a copy of such Customer's purchase order and/or a signed confirmation thereof; (ii) a copy of each outstanding invoice and all credit memoranda; (iii) a notarized statement of account; (iv) copies of all correspondence to and from such Customer; (v) a copy of such Seller's and the Servicer's complete collection file on such Customer;
(vi) all guarantees, collateral documents and security agreements; (vi) proof of delivery of goods or rendering of services; and (vii) such other documents and information that the Buyer may request.

SECTION 6. REPRESENTATIONS AND WARRANTIES

      6.1 On the date of this Agreement and on each Purchase Date, the Servicer and each Seller represents and warrants that (i) it is a duly organized and validly existing corporation under the laws of its incorporation; (ii) it is duly qualified to transact business and in good standing in every jurisdiction where the failure to be so qualified or in good standing would materially adversely affect the collectibility of any Receivable or its ability to perform its respective obligations hereunder; (iii) no provision of our charter or any other contractual provision which is binding on it or to which any of its property is subject restricts its ability to enter into or comply with its obligations under this Agreement; and (iv) this Agreement is, and each Assignment when delivered by such Seller hereunder will be, its legal, valid and binding obligation enforceable against it in accordance with its terms.

      6.2 On each Purchase Date, each Seller represents and warrants that each Receivable to be sold by such Seller: (i) complies with all applicable legal requirements; (ii) constitutes a valid and binding unconditional obligation of the Customer to pay the Face Amount of such Receivable and is not subject to any defense, set-off or counterclaim; (iii) is based on an actual and bona fide sale and delivery in the ordinary course of business of inventory that has been delivered to and accepted by such Customer; (iv) provides for payment by such Customer in U.S. Dollars; (v) is not past its due date; (vi) is the exclusive property of such Seller, free and clear of all security interests, liens, or claims (other than any security interest granted pursuant to this Agreement);
(vii) does not include any amount as to which such Customer is permitted to withhold payment until the occurrence of a specified event or condition (including but not limited to "guaranteed" or "conditional" sales), unless such Customer has acknowledged in writing that such specified event or condition has occurred and such amount is owing; (viii) is not the subject of any legal or arbitral proceeding; (ix) is not disputed; and (x) is not subject to the Federal Assignment for Claims Act of 1940 or any other transfer restriction.

            On each Purchase Date, each Seller represents and warrants that (i) no more than 10% of the aggregate Face Amount of Receivables in the Pool of Receivables are between 31 days and 60 days past due, (ii) no more than 20% of the aggregate Face Amount of Receivables

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in the Pool of Receivables are between 1 day and 30 days past due and (iii) none of the remaining aggregate Face Amount of Receivables in such Pool are past due.

      6.3 On each Purchase Date, each Seller represents and warrants that with respect to each Receivable to be sold by such Seller: (i) the Customer is not an Affiliate of such Seller or in any other way related to such Seller and (ii) any taxes or fees relating to such Receivable are such Seller's sole responsibility.

      6.4 On the date of this Agreement and on each Purchase Date, the chief executive office, principal place of business and the office where the Servicer and each Seller keeps all books, records and documents evidencing Receivables, the related contracts and security, if any, are located at the addresses identified with such Person in Exhibit B hereto (or at such other locations, notified to Purchaser in accordance with Section 7.3).

SECTION 7. COVENANTS

      7.1 The Servicer and each Seller (with respect to Receivables of such Seller) shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables.

      7.2 Each Seller and the Servicer, if applicable, shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by us under the contracts related to Purchased Receivables.

      7.3 The Servicer and each Seller shall keep its principal place of business and chief executive office, and the office where it keeps its records concerning Receivables and all contracts and security related thereto (and all original documents relating thereto), at its address referred to in Section 6.3 of this Agreement or, upon 30 days prior written notice to the Buyer, at such other location in a jurisdiction where all action required by Section 7.5 of this Agreement shall have been taken and completed.

      7.4 The Servicer and each Seller shall comply in all material respects with the Credit and Collection Policy for each Purchased Receivable. Neither the Servicer nor any Seller will make any material change in the Credit and Collection Policy if such change would be reasonably likely to adversely affect the enforceability, value or collectibility of any Purchased Receivables.

      7.5 The Servicer and each Seller shall execute such financing statements (including amendments thereto and continuation statements thereof) as may be deemed advisable by the Buyer from time to time to establish, maintain and protect the Buyer's ownership interest in the Purchased Receivables.

      7.6 The Servicer and each Seller shall take all action necessary to assure that its computer-based systems will at all times operate and effectively process data including data fields requiring references to dates on and after January 1, 2000. At the Buyer's request, each

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such Person shall provide to the Buyer evidence acceptable to the Buyer of our compliance with this Section 7.6.

SECTION 8. EFFECTIVE DATE; TERMINATION; BINDING EFFECT

            If accepted by the Buyer, this Agreement shall be effective as of June 29, 2000. The Buyer or any Seller may terminate this Agreement (solely with respect to such Seller) at any time by giving the other written notice of termination stating a termination date not less than sixty (60) days from the date such notice is delivered. This Agreement continues uninterrupted unless terminated as herein provided. Any termination of this Agreement, however, shall not affect obligations incurred hereunder prior to such termination. This Agreement shall bind the Servicer and each Seller, each such Person's respective successors and assigns and shall inure to the benefit of the Buyer, the Buyer's successors and assigns.

SECTION 9. MISCELLANEOUS

      9.1 The Buyer retains the right at any time and from time to time to sell participation interests in any amount of the Buyer's interest in the Purchased Receivables as the Buyer may deem desirable. The Buyer retains the right at any time to assign all or a part of the Buyer's rights under this Agreement.

      9.2 This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York.

      9.3 Any taxes (excluding income taxes) payable or ruled payable by any federal or State authority in respect of this Agreement and the Buyer's purchase of Approved Receivables shall be paid by the Sellers, jointly and severally, together with interest and penalties, if any. The Sellers, jointly and severally, shall reimburse the Buyer for any and all out-of-pocket expenses and internal charges paid or incurred by the Buyer in connection with the preparation, administration, collection or enforcement (including reasonable attorney's fees) of this Agreement and any amendments hereto, including expenses incurred in connection with the filing of financial statements, continuation statements and record searches. Each Seller hereby agrees to indemnify the Buyer from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Buyer in any way relating to or arising out of this Agreement, the Assignments executed by such Seller or any of the other agreements related hereto or the transactions contemplated hereby or any action taken or omitted to be taken by us under or in connection with any of the foregoing; provided, however, that neither the Servicer nor any Seller shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Buyer's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction or from Credit Risk. The agreements in this Section 9.3 shall survive the termination of this Agreement.

      9.4 No delay or failure on the Buyer's part in exercising any right, privilege, or option hereunder shall operate as a waiver of such or of any other right, privilege, or option, and no waiver, amendment, or modification of any provision of this Agreement shall be valid, unless in writing signed by the Buyer and then only to the extent therein stated. All rights and remedies existing hereunder or under any other documents are cumulative to and not exclusive of any rights or remedies otherwise available. Should any provision of this Agreement be prohibited by or invalid under applicable law, the validity of the remaining provisions shall not be affected thereby. Any notices, requests, demands or other communications given by the Buyer under this Agreement may be sent by mail, delivery or telecopy to our most current address as reflected in the Buyer's records. The headings used herein are intended to be for convenience of reference only and shall not define or limit the scope, extent or intent or otherwise effect the meaning of any portion hereof.

      9.5 All demands, notices and communications hereunder shall be in writing delivered by hand or by facsimile and shall be deemed to have been duly given, in the case of notice by facsimile, when telecopied to the following number, or, in the case of notice by hand, if personally delivered at the following addresses or to such other addresses as may be hereafter notified by the respective parties hereto:

                                    BORDEN, INC.
                                    180 East Broad Street
                                    Columbus, OH 43215
                                    Attention:  Ronald P. Starkman, Senior Vice
                                                President and Treasurer
                                    Telecopy: 614-225-4421

                                    THE SERVICER AND EACH SELLER:
                                    One Pyrex Place
                                    P.O. Box 1555
                                    Elmira, NY  14902-1555
                                    Attention:  General Counsel
                                    Telecopy:   607-377-8958

      9.6 This Agreement embodies the entire agreement of the parties hereto as to the subject matter and supersedes all prior agreements as to the subject matter. EACH PARTY HERETO HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO TRANSACTIONS UNDER THIS AGREEMENT.

            IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date and year first above written.


                                     WORLD KITCHEN, INC., as Servicer and
                                     as a Seller


                                     By: ___________________________
                                         Name:
                                         Title:


                                     GENERAL HOUSEWARES CORP.


                                     By: ___________________________
                                         Name:
                                         Title:


                                     EKCO HOUSEWARES, INC.


                                     By: ___________________________
                                         Name:
                                         Title:


                                     BORDEN, INC.


                                     By:______________________________
                                        Name:
                                        Title:

                                    EXHIBIT A

                                   ASSIGNMENT


            FOR VALUE RECEIVED, in accordance with the Receivables Purchase Agreement with Borden, Inc. (the "Buyer"), the undersigned does hereby sell, assign and transfer effective as of the close of business on _________, 2000 to the Buyer and its successors and assigns all right, title and interest of the undersigned in, to and under each and every Approved Receivable (as defined in the Agreement) identified in Schedule I attached hereto and in, to and under all guarantees thereof and collateral security therefor.

            This Assignment is made without recourse to the undersigned except to the extent otherwise provided in the Agreement, but is made pursuant to and upon all of the representations, warranties, covenants and agreements contained in the Agreement.

            This Assignment has been delivered to the Buyer by the undersigned in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, the undersigned has caused this Assignment to be executed by its duly authorized officer as of this ____ day of _______, 2000.

                                     [Name of Seller]


                                     By:________________________________
                                        Name:
                                        Title:

                            SCHEDULE 1 TO ASSIGNMENT

                                    EXHIBIT B

             Chief Executive Office, Principal Place of Business and
            Location of Books and Records With Respect to Receivables
            ---------------------------------------------------------


WORLD KITCHEN, INC.
(as Seller and Servicer)
One Pyrex Place
Elmira, New York 14902

GENERAL HOUSEWARES CORP.
One Pyrex Place
Elmira, New York 14902

EKCO HOUSEWARES, INC.
One Pyrex Place
Elmira, New York 14902

                            SCHEDULE 1 TO ASSIGHMENT